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                                                                   EXHIBIT 10.17

                         AMENDMENT TO PROMISSORY NOTE


          This Amendment to the Promissory Note dated January 20, 1992 between Thomas D. Mino ("Maker") and Synergy Semiconductor Corporation (the "Company"), whereby Maker promised to pay to the order of the Company the principal sum of $75,000 plus interest thereon (the "Note"), is made as of the 20th day of September, 1995.

                                   RECITALS
                                   --------

     WHEREAS, Maker has not made any payments to date under the Note.

     WHEREAS, Maker and the Company desire to amend the Note to grant extended payment terms to Maker.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, Maker and the Company hereby agree as follows:

     1.   Amendment to Section 1 of the Note.  Section 1 of the Note shall be
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amended to read in its entirety as follows:

     "Subject to the acceleration events specified in Paragraph 4 below, the principal balance of this Note shall become due and payable on September 30, 1997."

     2.   Amendment to Section 2 of the Note.  Section 2 of the Note shall be
          ----------------------------------
amended to read in its entirety as follows:

          "Interest shall accrue on the unpaid principal balance of this Note, from the date of this Note until the principal balance is paid in full, at the rate of 6.73% per annum compounded annually. Subject to the acceleration events specified in Paragraph 4 below, interest so accrued shall be due and payable on September 30, 1997."

     3.   Amendment to Section 4(D) of the Note.  Section 4(D) of the Note shall
          -------------------------------------
be amended to read in its entirety as follows:

          "Two years from the effective date of the Company's initial underwritten public offering of securities pursuant to an effective registration statement filed under the federal securities laws; or"
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     4.   Amendment to Section 5 of the Note.  Section 5 of the Note shall be
          ----------------------------------
amended to read in its entirety as follows:

          "As Maker acquires shares of the Company's capital stock, the Maker shall immediately pledge those shares to the Company until Maker has pledged a total of 125,000 shares of stock, through a stock pledge agreement in form satisfactory to the Company. The Maker, however, shall remain personally liable for payment of this Note and the assets of the Maker, in addition to the shares pledged as collateral under the stock pledge agreement, may be applied to the satisfaction of Maker's obligations hereunder."

     5.   Miscellaneous.
          -------------

          5.1  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

          5.2  Governing Law.  This Amendment shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          5.3  Counterparts.  This Amendment may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          5.4  Expenses.  If any action at law or in equity is necessary to
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enforce or interpret the terms of this Amendment, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          5.5  Severability.  If one or more provisions of this Amendment are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              SYNERGY SEMICONDUCTOR CORPORATION



                              -----------------------------------------
                              T. Olin Nichols, Chief Financial Officer

                    Address:  3450 Central Expressway
                              Santa Clara, CA 95051


                              MAKER


                              -----------------------------------------
                              Thomas D. Mino

                    Address:  3450 Central Expressway
                              Santa Clara, CA 95051

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

                                PROMISSORY NOTE
                                ---------------


$75,000.00                                                      January __, 1992
                                                         Santa Clara, California


          FOR VALUE RECEIVED, the undersigned, Thomas D. Mino (the "Maker"), promises to pay to the order of Synergy Semiconductor Corporation, a California corporation (the "Company"), at its office at 3450 Central Expressway, Santa Clara, California, the principal sum of Seventy-Five Thousand Dollars ($75,000.00), together with interest on the unpaid balance from time to time outstanding under this Note. Payment of this Note shall be made in accordance with the terms and conditions specified below.

          1.  Principal.  Subject to the acceleration events specified in
              ---------
Paragraph 4 below, the principal balance of this Note shall become due and payable in a series of four (4) equal and consecutive annual installments, with the first such installment due two (2) years after the date of this Note.

          2.  Interest.  Interest shall accrue on the unpaid principal balance
              --------
of this Note, from the date of this Note until the principal balance is paid in full, at the rate of 6.73% per annum, compounded annually. Subject to the acceleration events specified in Paragraph 4 below, interest so accrued shall be due and payable in successive annual installments, with the first such installment due two years after the date of this Note. The first such installment shall include all interest accrued from the date of this Note to the date of such interest payment.

          3.  Form of Payment.  Each payment shall be made in lawful tender of
              ---------------
the United States and shall be credited first to any accrued interest then due and payable and the remainder applied to principal. Prepayment of principal, together with accrued interest, may be made at any time without penalty.

          4.  Events of Acceleration.  At the election of the holder of this
              ----------------------
Note evidenced by written notice delivered to the Maker, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable upon the occurrence of any of the following events of acceleration:

               A. the failure of the Maker to pay when due under this Note any installment of principal or interest and the continuation of such default for more than thirty (30) days; or

               B. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

               C.  the thirtieth (30th) day following the date the
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     Maker's employment with the Company terminates for any reason other than death or permanent disability; or

               D. the effective date of the Company's initial underwritten public offering of securities pursuant to an effective registration statement filed under the federal securities laws; or

               E. the acquisition of the Company by merger, consolidation, sale of all or substantially all of its assets or the sale of all or substantially all of its outstanding voting securities.

          5.  Stock Pledge Agreement.  As the Maker from time to time acquires
              ----------------------
shares of the Company's capital stock, whether pursuant to the exercise of one or more employee stock options held by him or through direct purchases from the Company or one or more Company shareholders, the Maker shall immediately pledge those shares to the Company, through a stock pledge agreement in form and substance reasonably satisfactory to the Company, as security for the payment of this Note. The Maker, however, shall at all times remain personally liable for payment of this Note, and assets of the Maker, in addition to the any shares pledged as collateral under the stock pledge agreement, may be applied to the satisfaction of the Maker's obligations hereunder.

          6.  Miscellaneous.  If action is instituted to collect this Note, the
              -------------
Maker promises to pay all costs and expenses, including reasonable attorney fees, incurred in connection with such action. Except for such notice as may be specifically required by this Note, the Maker hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

          7.  Governing Law. This Note shall be construed in accordance with and
              -------------
governed by the laws of the State of California.



                                               -----------------------------
                                               Thomas D. Mino, Maker

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